UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 29, 2011
CORNERSTONE HEALTHCARE PLUS REIT, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	000-53969	20-5721212
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1920 Main Street, Suite 400
Irvine, California 92614
(Address of principal executive offices)
(949) 852-1007
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Item 8.01 OTHER EVENTS.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Omnibus Agreement
     On July 29, 2011, Cornerstone Healthcare Plus REIT, Inc. (the “Company”), Cornerstone Leveraged Realty Advisors, LLC, the Company’s external advisor (the “Advisor”), Cornerstone Ventures, Inc., an affiliate of the Company’s advisor (“CVI”), CIP Leveraged Fund Advisors, LLC, the sole member of the Company’s advisor (“CLFA”), Servant Healthcare Investments, LLC, the Company’s sub-advisor (the “Sub-Advisor”), and Terry Roussel (together with CVI, CLFA and the Advisor, the “Cornerstone Parties”), entered into an Omnibus Agreement (the “Agreement”) which, among other actions: (1) amended the Advisory Agreement, initially executed on September 12, 2007, by and between the Advisor and the Company (the “Advisory Agreement”); (2) provided for the transfer of certain interests in the Company from the Cornerstone Parties to the Company; (3) terminated the Alliance Agreement, dated as of May 19, 2008, by and between CVI and the Sub-Advisor (the “Alliance Agreement”); (4) modified and assigned to the Company the Sub-Advisory Agreement, dated as of May 19, 2008, by and between the Advisor, CLFA and the Sub-Advisor (the “Sub-Advisory Agreement”); and (5) canceled and forgave certain amounts due from the Advisor to the Company, all as further described below.
          Amendment of the Advisory Agreement
     Under the amendments to the terms of the Advisory Agreement contained in the Agreement:
     The Advisor must continue to perform the services that it is obligated to perform pursuant to the Advisory Agreement and must restrict its total operating expenses for the preceding four consecutive fiscal quarters, as determined at the end of each fiscal quarter, to the greater of 2% of the Company’s average invested assets or 25% of the Company’s net income for such period (the “2%/25% Guidelines”), unless the Independent Directors Committee of the Board of Directors of the Company (the “Committee”) determines that a higher level of expenses (an “Excess Amount”) is justified, based on unusual and non-recurring factors. The total operating expenses include operating expenses incurred by both the Advisor and the Sub-Advisor.
     The Advisor must estimate and submit all of its reasonable direct internal expenses on a semi-monthly basis for the prior approval of the Committee and/or its financial advisor. The Committee will not approve any operating expenses (other than those determined to be justified based on unusual and non-recurring factors) if, in its reasonable discretion, the Committee determines that such operating expenses, considered together with operating expenses previously approved for the relevant period, as well as estimated operating expenses for the remainder of the relevant period, would exceed the 2%/25% Guidelines. The Advisor must submit any operating expenses which it deems unusual and non-recurring to the Committee, after review by the Committee’s financial advisor, for the Committee’s determination of whether such expenses are justified prior to any payment thereof.
     The annual asset management fee payable to the Advisor must not be less than .35% nor greater than .5% of the Company’s average invested assets, subject to compliance with the 2%/25% Guidelines. The modified annual asset management fee of .25% of the averaged invested assets payable to the Sub-Advisor pursuant to the Agreement, as described in further detail below, must be included as an operating expense for the purpose of the 2%/25% Guidelines. In the event that operating expenses exceed the 2%/25% Guidelines, the aggregate asset management fees paid shall be allocated to the Advisor and the Sub-Advisor pro rata based on an asset management fee of .35% of average invested assets payable to the Advisor relative to an asset management fee of .25% of average invested assets payable to the Sub-Advisor.
     The disposition fee payable to the Advisor must not exceed .25% of the sales price of the Company’s property or properties sold. Additionally, other than the disposition fee described above, no fees, including any incentive fees or subordinated participations in cash flows, will be due to the Advisor upon the sale of the Company’s properties or the termination of the Advisory Agreement.
     The Company may immediately terminate the Advisory Agreement in the event of (1) the bankruptcy of the Advisor, CLFA or CVI or the commencement of any similar insolvency proceeding by any such party; or (2) any material breach of the Advisory Agreement by the Advisor which (a) is not cured within 30 days after written notice thereof, or (b) in the reasonable determination of the Committee, cannot be cured within 30 days.
     The Advisor also no longer will be entitled to recommend nominees for election to the Company’s board of directors.
          Cornerstone Parties’ Transfer of Interests in the Company
     Under the terms of the Agreement, the Cornerstone Parties agreed that the Cornerstone Parties will transfer, for no additional consideration, any and all directly or beneficially owned shares of stock in the Company or any of its affiliates to the Company, for cancellation on the Company’s books and records.

          Termination of the Alliance Agreement
     Under the terms of the Agreement, the Alliance Agreement was terminated in its entirety.
          Assignment and Modification of the Sub-Advisory Agreement
     Under the terms of the Agreement, the Sub-Advisory Agreement, as modified by the Agreement, was assigned to the Company with all rights and duties formerly held or performed by the Advisor to be held or performed by the Company. The fees payable to the Sub-Advisor under the terms of the Sub-Advisory Agreement, which fees shall be payable to the Sub-Advisor by the Company, now consist only of the following fees: (1) an asset management fee, equal to .25% of the Company’s average invested assets, subject to compliance with the 2%/25% Guidelines; and (2) a disposition fee, equal to 1% of the sales or other disposition price of the Company’s property or properties sold. The disposition fee will be advanced to the Sub-Advisor at the rate of 1/12th of .25% of the Company’s average invested assets per month. Up to, but not exceeding, six monthly installments of such advances will be credited against the final disposition fee payable to the Sub-Advisor upon the sale of the Company’s properties or consummation of another transaction pursuant to which the Company is sold. The disposition fee advances will not be deemed operating expenses for the purpose of the 2%/25% Guidelines.
     The sections in the Sub-Advisory Agreement relating to non-solicitation, non-competition and the representations and warranties of the parties to the Sub-Advisory Agreement were deleted in their entirety.
          Cancellation of Advisor Indebtedness Payable to the Company
     Under the terms of the Agreement, the Company cancelled and forgave approximately $3.78 million of indebtedness owed by the Advisor to the Company through May 31, 2011 as follows:
•	$2,108,248, representing the receivable due, pursuant to the 2%/25% Guidelines, in the amount of $1,618,248 for the period beginning April 1, 2010 and ending March 31, 2011, plus the projected Excess Amount equal to $490,400, accrued from April 1, 2011 through May 31, 2011;

•	$882,000, representing acquisition fee advances from the Company pursuant to the Advisory Agreement; and

•	$792,000, representing organization and offering expenses advanced by the Company pursuant to the Advisory Agreement.
The Advisor shall remain liable to the Company for any Excess Amount (other than amounts determined by the Committee in accordance with the Company’s charter to be justified based on unusual and non-recurring factors) which accrues after June 1, 2011.
Amendment to KeyBank Credit Facility
     On August 1, 2011, the Company (including certain of its subsidiaries) amended its existing Credit Agreement with KeyBank National Association (“KeyBank”) dated as of November 19, 2010 (as amended, the “Credit Agreement”). Pursuant to the amendment, the parties converted the credit facility under the Credit Agreement from a revolving loan commitment to a term loan and reduced the maximum amount of the commitment from $25,000,000 to the current outstanding amount of $16,327,000. The amendment also changed the maturity date under the Credit Agreement from November 18, 2012 to July 31, 2012 (subject to one ninety-day extension option in favor of the Company). The amendment increased the minimum amount of cash and cash equivalents that the Company must maintain from $5,000,0000 to $8,000,000, but eliminated a covenant that required the Company to raise equity capital of at least $20,000,000 during each calendar six-month period. In connection with amending the Credit Agreement, the Company paid a $10,000 amendment fee to KeyBank.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On July 29, 2011, simultaneously with the execution of the Omnibus Agreement described under Item 1.01 above, Terry G. Roussel resigned from his position as a member of the Board of Directors of the Company. On August 2, 2011, William A. Bloomer was elected as the Chairman of the Board of Directors of the Company, effective immediately, and the number of directors comprising the Board of Directors was decreased from seven directors to six directors.

Item 8.01	OTHER EVENTS.
     The Company has historically paid monthly distributions to our stockholders from several sources, including funds from operations, borrowings and funds available from sales of additional stock. After careful consideration of the current status of the Company, including the low return provided by uninvested cash, and the strategic alternatives under consideration, our Board of Directors decided it was important that the Company maintain a strong financial position and level of liquid assets. Accordingly, our Board of Directors has resolved to reduce dividends to stockholders of the Company to an annualized amount of $0.25 per share (an annualized rate of 2.5% per year based on a share price of $10.00) from the prior annualized amount of $0.75 per share (an annualized rate of 7.5% based on a share price of $10.00), effective July 1, 2011. Also effective July 1, 2011, dividends will be paid on a quarterly basis to reduce costs. The rate and frequency of distributions is subject to applicable law and the discretion of our Board of Directors and may change from time to time based on operating results and cash flow.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

10.1	Omnibus Agreement dated as of July 29, 2011.

10.2	Second Amendment and Waiver dated as of August 1, 2011 to Credit Agreement dated as of November 19, 2010.

10.3	Sub-Advisory Agreement dated as of May 19, 2008.

99.1	Letter to Stockholders from the Chairman of the Board of Directors, dated August 4, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE HEALTHCARE PLUS REIT, INC.
Dated: August 4, 2011	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
President and Chief Financial Officer

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